  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1997
                                                           REGISTRATION NO. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              UTILICORP UNITED INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Delaware                                44-0541877
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)


                   20 West Ninth, Kansas City, Missouri 64105
                                 (816) 421-6600
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                UTILICORP UNITED INC. RETIREMENT INVESTMENT PLAN
                            (Full Title of the Plan)

                              RICHARD C. GREEN, JR.
                              UTILICORP UNITED INC.
                   20 West Ninth, Kansas City, Missouri 64105
                                 (816) 421-6600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                             DENNIS P. WILBERT, ESQ.
                            Blackwell Sanders Matheny
                              Weary & Lombardi LLP
                               Two Pershing Square
                                2300 Main Street
                           Kansas City, Missouri 64108



                               CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                                                   Proposed
                                                  Maximum           Maximum           Proposed
   Title of                       Amount          Offering         Aggregate          Amount of
Securities to be                  to be            Price           Offering         Registration
  Registered                    Registered       Per Share          Price               Fee
-------------------------------------------------------------------------------------------------
Common Stock, par
 value $1 per share.......  2,500,000 shares(1)   $27.125(1)     $67,812,500(1)      $20,550(1)
_____________________
Participations
 in the Plan.............         (2)
-------------------------------------------------------------------------------------------------
Preference Stock
 Purchase Rights.........         (3)               None(3)         None(3)             None(3)
-------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and the amount of the registration fee is computed based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on June 19, 1997, and assuming that 2,500,000 shares is the maximum number of the Registrant's securities issuable under the Plan that are covered by the Registration Statement.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(3) Prior to the occurrence of certain events, the Preference Stock Purchase Rights will not be evidenced separately from the Common Stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by UtiliCorp United Inc. (the "Registrant") (File No. 1-3562) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
          1996;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c) The description of the Registrant's Common Stock set forth in the Form 8-B Registration Statement as filed with the Commission on May 5, 1987 and the description of the Registrants preference stock purchase rights set forth in Registration Statement No. 333-14869.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law confers broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of
Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

     The Certificate of Incorporation of the Registrant contains a provision that eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

     There is in effect for the Registrant a dual phase insurance policy providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Registrant, against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Registrant. The policy also reimburses the Registrant for liability incurred in the indemnification of its directors and officers.

     There is also in effect a Bylaw provision entitling officers and directors to be indemnified by the Registrant against costs or expenses, attorneys' fees, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with any action, suit or proceeding, including actions brought by or in the right of the Registrant, to which such persons are made or threatened to be made a party, by reason of their being a director or officer. Such right, however, may be made only as authorized by (i) a majority vote of a quorum of disinterested directors, or (ii) if such quorum is not obtainable or, if obtainable, a majority thereof so directs, by independent legal counsel, or
(iii) by the stockholders of the Registrant, upon a determination that the person seeking indemnification acted in good faith and in the manner that he or she reasonably believed to be in or not opposed to the Registrant's best interest, or, if the action is criminal in nature, upon a determination that the person seeking indemnification had no reasonable cause to believe that such person's conduct was unlawful. This provision also requires the Registrant, upon authorization by the Board of Directors, to advance costs and expenses, including attorneys' fees, reasonably incurred in defending such actions; provided, that any person seeking such an advance first provide the Registrant with an undertaking to repay any amount as to which it may be determined such person is not entitled.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.  EXHIBITS

     *4(a)(1) Certificate of Incorporation of the Registrant (Exhibit 4(a)(1) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.)

     *4(a)(2) Certificate of Amendment to Certificate of Incorporation of the Registrant. (Exhibit 4(a)(1) to Registration Statement No. 33-16990, filed September 3, 1987.)

     *4(a)(3) Certificate of Amendment to Certificate of Incorporation of the Registrant. (Exhibit 4(a)(5) to Registration Statement No. 33-50260, filed July 31, 1992.)

     *4(a)(4)  Certificate of Designation of the Preference Stock
               (Cumulative), $2.05 Series. (Exhibit 3(a)(4) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991.)

     *4(a)(5) Stockholder Rights Agreement dated as of December 31, 1996 by and between the Registrant and First Chicago Trust Company of New York, as Rights Agent, together with the form of Rights Certificate and Election to Exercise and the Designation of Preferred Stock included as Exhibits A and B, respectively to the
               Rights Agreement.   (Exhibits 1, 2 and 3 to the Registrant's
               Registration Statement on Form 8-A filed March 4, 1997.)

     *4(b) Bylaws of the Registrant, as amended. (Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.)

     *4(c) Twentieth Supplemental Indenture, dated as of May 26, 1989, Supplement to Indenture of Mortgage and Deed of Trust, dated July 1, 1951. (Exhibit 4(d) to Registration Statement No. 33-45382, filed January 30, 1992.)

     *4(d)(1) Indenture, dated as of November 1, 1990, between the Registrant and The First National Bank of Chicago, Trustee. (Exhibit 4(a) to the Registrant's Current Report on Form 8-K, dated November 30, 1990.)

     *4(d)(2) First Supplemental Indenture, dated as of November 27, 1990 (Exhibit 4(b) to the Registrant's Current Report on Form 8-K, dated November 30, 1990.)

     *4(d)(3) Second Supplemental Indenture, dated as of November 15, 1991. (Exhibit 4(a) to the Registrant's Current Report on Form 8-K, dated December 19 , 1991.)

     *4(d)(4) Third Supplemental Indenture, dated as of January 15, 1992. (Exhibit 4(c)(4) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991.)

     *4(d)(5) Fourth Supplemental Indenture, dated as of February 24, 1993. (Exhibit 4(c)(5) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992.)

     *4(d)(6) Fifth Supplemental Indenture, dated as of April 1, 1993. (Exhibit 4(c)(6) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

     *4(d)(7) Sixth Supplemental Indenture, dated as of November 1, 1994. (Exhibit 4(d)(7) to Registration Statement No. 33-57167, filed January 4, 1995.)

     *4(d)(8) Seventh Supplemental Indenture, dated as of June 1, 1995. (Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1995.)

     *4(d)(9) Eighth Supplemental Indenture, dated as of October 1, 1996. (Exhibit 4(d)(9) to Registration Statement No. 333-14869 filed October 25, 1996.)

     *4(e)(1) Indenture dated as of June 1, 1995, Junior Subordinated Debentures.(Exhibit 4(d)(1) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.)

     *4(e)(2) First Supplemental Indenture, dated as of June 1, 1995. (Exhibit 4(d)(2) to the Registrant's Annual Report of From 10-K for the year ended December 31, 1995.)

               Long-term instruments of the Registrant in amounts not exceeding 10 percent of the total assets of the Registrant and its subsidiaries on a consolidated basis will be furnished to the Commission upon request.

          5    Opinion of Blackwell Sanders Matheny Weary & Lombardi LLP.

         23(a) Consent of Arthur Andersen LLP.

         23(b) Consent of Blackwell Sanders Matheny Weary & Lombardi LLP
               (included in opinion filed as Exhibit 5).

          24 Powers of Attorney executed by certain officers and members of the Board of Directors of the Registrant.

-------------
* Exhibits marked with an asterisk are incorporated by reference as indicated pursuant to Rule 411(c).


ITEM 9.  UNDERTAKING

RULE 415 OFFERING.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

FORM S-8 REGISTRATION STATEMENT.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 23rd day of June, 1997.

                                   UTILICORP UNITED INC.


                                   By:  /s/ Dale J. Wolf
                                   -----------------------------------
                                   Dale J. Wolf
                                   Vice President-Finance, Treasurer
                                    and Corporate Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of June, 1997.

     Signature                              Title
     ---------                              -----
Richard C. Green. Jr.*        Chairman of the Board and Chief Executive
-----------------------       Officer  (Principal Executive Officer)
Richard C. Green Jr.


/s/ Dale J. Wolf              Vice President Finance, Treasurer and Corporate
-----------------------       Secretary (Principal Financial Officer)
Dale J. Wolf


/s/ James S. Brook            Vice President, Accounting
-----------------------       (Principal Financial Officer)
James S. Brook




Richard C. Green, Jr.         )
John R. Baker                 )
Robert K. Green               )
Irvine O. Hockaday, Jr.       )         A majority of the Board of Directors*
Stanley O. Ikenberry, Ph.D.   )
Robert F. Jackson, Jr.        )
L. Patton Kline               )
Avis G. Tucker                )



                                   As attorney-in-fact for the above-named
*By:  /s/ Dale J. Wolf             officers and directors pursuant to powers
-------------------------          of attorney duly executed by such persons
      Dale J. Wolf

                                   SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 23rd day of June, 1997.

                                   UTILICORP UNITED INC.


                                   By:   /s/ Dale J. Wolf
                                   -------------------------------------------
                                   Dale J. Wolf  UtiliCorp United Inc. on
                                   behalf of the Pension Committee of the
                                   Board of Directors